UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of Earliest Event Reported):
                      January 20, 2004 (January 14, 2004)

                               PREMIERWEST BANCORP
                              --------------------
               (Exact name of Company as specified in its charter)

           Oregon                  000-50332                 93-1282171
 -------------------------- ------------------------- -------------------------
      (State or other         (Commission File No.)      (I.R.S. Employer
      jurisdiction of                                   Identification No.)
       incorporation)

                     503 Airport Road, Medford, Oregon 97504
                     ---------------------------------------
                    (Address of Principal Executive Offices)

                                 (541) 618-6003
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report.)

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

     (c)   Exhibits.

        99.1     Press Release, dated January 14, 2004.

ITEM 12.    RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The information in this Item is furnished to, but not filed with, the Securities and Exchange Commission (the "Commission") solely under Item 12 of Form 8-K, "Results of Operations and Financial Condition."

On January 14, 2004, the Registrant issued a press release that included financial information for the fourth quarter of fiscal 2003. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed for and on its behalf by the undersigned hereunto duly authorized.

                                             PREMIERWEST BANCORP


Date:  January  20, 2004                     By: /s/ Tom Anderson
                                                 --------------------
                                             Tom Anderson
                                             Chief Financial Officer

EXHIBIT 99.1
------------
PRESS RELEASE

                                  PRESS RELEASE
                               (January 14, 2004)


PREMIERWEST ANNOUNCES 39.5% INCREASE IN EARNINGS FOR 2003

MEDFORD OR - PremierWest Bancorp (NASDAQ - PRWT) announced earnings of $1,592,000, or $0.12 per fully diluted share for the quarter ended December 31, 2003. Net income for the same period in 2002 amounted to $1,280,000, or $0.10 per fully diluted share.

Net income for the full year ended December 31, 2003 amounted to $6,003,000 or $0.49 per fully diluted share, an improvement of 39.5 percent when compared to 2002 net income when the Company earned $4,304,000 or $0.35 per fully diluted share.

John Anhorn, President & Chief Executive Officer stated "solid fourth quarter earnings contributed to an exciting record year during which we continued to implement strategies to profitably grow the Company and increase shareholder value."

Highlights contributing to our success during 2003 included:

        o        Excellent credit quality
        o        Solid deposit & loan growth
        o        Stable net interest margin
        o        Improved operating efficiencies
        o        Strong capital position
        o        Market expansion


EXCELLENT CREDIT QUALITY
------------------------
Total non-performing assets continued to show improvement throughout 2003, ending the year at record low levels. Non-performing loans amounted to $400,000 at December 31, 2003, compared to $3,469,000 at December 31, 2002. The $3,069,000 reduction in non-performing loans was accomplished during a year in which we achieved approximately $61 million in net loan growth. Non-performing loans at December 31, 2003 amounted to 0.09% of total loans outstanding, compared to 0.87% at December 31, 2002.

Total non-performing assets, which includes non-performing loans and other real estate owned amounted to $1,911,000, or 0.33% of total assets at December 31, 2003, a substantial improvement when compared to total non-performing assets of $3,554,000, or 0.69% of total assets at December 31, 2002. Loans past due thirty days or more fell to 0.05% at December 31, 2003.

"I am extremely pleased with the progress we have achieved in this important area during the last two years," stated Senior Vice President & Credit Administrator, Jim Earley. Earley further added "the progress is even more impressive considering that during the same period loans have grown by over $100 million and non-performing assets have been cut in half. The improvement reflects our commitment to growing the credit portfolio without sacrificing quality."

The allowance for loan losses totaled $5.5 million at December 31, 2003, compared to $4.8 million at December 31, 2002. During 2003 net charge-off's amounted to $572,000, a 44.1 percent decline when compared to net charge-offs of $1,024,000 for 2002. $1.2 million and $1.0 million were charged against earnings during 2003 and 2002, respectively, to replenish the allowance for loan losses. At December 31, 2003 the allowance for loan losses amounted to 1.19 percent of gross loans, compared to 1.21 percent at December 31, 2002.

SOLID DEPOSIT & LOAN GROWTH
---------------------------
Total deposits climbed $47.4 million during 2003, reaching $475.7 million at December 31, 2003, compared to $428.3 at December 31, 2002. Rich Hieb, Executive Vice President and Chief Operating Officer noted, "our focus on growing core deposits during 2003 is reflected in the improved mix of deposits. Non-interest bearing demand deposits accounted for $29.9 million, or 63.1 percent of the $47.4 million of growth in deposits. This core category accounts for 25.5 percent of our total deposits at December 31, 2003, compared to 21.4 percent at December 31, 2002." Hieb further noted, "The low end of our target range is 30 percent, and we will continue to aggressively pursue both consumer and business relationships in reaching that level."

Gross loans grew $61.3 million, or 15.4 percent during 2003, totaling $458.4 million at December 31, 2003, compared to $397.1 million at December 31, 2002. Earley commented, "strong loan growth was achieved despite a record low interest rate environment which resulted in intense competition for credits." Earley noted, "$33.2 million, over 50% of our growth in loans was achieved during the fourth quarter. Efforts to make substantial progress in this area early in the year were stymied by our unwillingness to compete for credits solely on the basis of price, which would have sacrificed future earnings for current growth. We believe our strategy will prove beneficial in the long term as we are better positioned to address a rising interest rate environment."

STABLE NET INTEREST MARGIN
--------------------------
Net interest income increased $1.6 million, or 6.7%. Net interest income for 2003 amounted to $25.4 million compared to $23.8 million for 2002. The net interest margin, adjusted for tax sensitive items amounted to 5.29 percent and
5.44 percent for 2003 and 2002, respectively. Continued solid loan growth, excellent credit quality, and a strong core deposit base were all contributing factors in holding the decline in the net interest margin to 15 basis points. Management believes that the Company's strong core deposit base coupled with a quality credit portfolio has positioned the Company for the future, and expects no material decline during 2004 in the net interest margin as a result of a climbing interest rate environment.

IMPROVED OPERATING EFFICIENCIES
-------------------------------
Non-interest income totaled $5.9 million, an increase of $328,000 or 5.9 percent when compared to non-interest income totaling $5.6 million for 2002 .

Non-interest expense declined $698,000, or 3.2 percent during 2003. Non-interest expense for 2003 and 2002 totaled $21.0 million and $21.7 million, respectively. The reduction is a direct result of improved staffing efficiencies, reduced legal fees related to an improved credit portfolio, and a reduction in other various operating expenses. Rich Hieb stated, "the reduction in non-interest expense is more impressive when considering that during 2003 we opened two additional full service branches and grew Company assets by over $56 million." Hieb also noted that "all of the growth during 2003 was achieved with no increase in staffing. We continue to believe that further growth in assets can be achieved while holding staffing to their current levels. We have a truly committed team of people, and coupled with excellent technology we can achieve substantial growth."

Management reported an efficiency ratio of 67.29 percent for the full year 2003, compared to 74.07 percent for the full year 2002. The ratio for the fourth quarter of 2003 was 65.32 percent, compared to 72.25 percent for the same quarter in 2002 and 66.39 percent for the immediately preceding quarter in 2003. Management continues to target the upper 50 to lower 60 percentile as the acceptable range for this important measurement.

STRONG CAPITAL POSITION
-----------------------
Strong earnings growth during 2003 and the additional capital generated through the recent Series A Preferred stock offering place the Company in a strong capital position and poised to grow assets substantially while maintaining a "Well Capitalized" regulatory rating. Shareholder equity amounted to $64.8 million at December 31, 2003, a $15.6 million improvement when compared to December 31, 2002 equity of $49.2 million. The $15.6 million increase in equity included earnings of $6 million and approximately $9.6 million generated through the sale of Series A Preferred Stock in the fourth quarter of 2003.

MARKET EXPANSION
----------------
The Company opened two new full service offices during 2003. In March 2003 a full service branch was opened in leased facilities on the west side of Redding. In September 2003 construction was completed on a two thousand square foot full service branch adjacent to the Company's corporate headquarters at 503 Airport Road, Medford, Oregon.

During the fourth quarter of 2003 the Company purchased a vacated banking facility in Klamath Falls, Oregon and applied for regulatory approval to establish a branch in that market. The facility will house a full service branch, PremierWest Mortgage offices and an office of Premier Finance Company. The full service branch is expected to be opened and operating by the end of January 2004.

In September 2003 PremierWest Bancorp and Mid Valley Bank, a bank headquartered in Red Bluff, California, with $176 million in assets, entered into a definitive agreement under which Mid Valley Bank will merge into PremierWest Bank, with Mid Valley Bank shareholders receiving approximately $25 million in PremierWest Bancorp stock and cash. Banking regulatory approval has been received for the transaction and Mid Valley Bank shareholders are expected to vote on the transaction in the near future. Management expects that the transaction will be approved by Mid Valley Bank shareholders and anticipates closing of the transaction late in January 2004.


ABOUT PREMIERWEST BANCORP
-------------------------
PremierWest Bancorp is the parent company of PremierWest Bank which offers full service banking through 26 branch offices located in Jackson, Josephine and Douglas counties of Oregon; and Siskiyou and Shasta counties in California. PremierWest Bank's Mortgage Division operates through offices in Roseburg, Klamath Falls, Grants Pass, and Medford, Oregon and Yreka and Redding, California. PremierWest Investment Services, a subsidiary of PremierWest Bank, provides investment services in Medford, Grants Pass and Roseburg, Oregon and Yreka, California. Premier Finance Company, a subsidiary of PremierWest Bank has offices located in Medford, Klamath Falls and Portland, Oregon.

This report contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those reflected in these statements. The forward-looking statements are made pursuant to the safe harbor provisions of Section 21D of the Securities Exchange Act of 1934, as amended. Those forward looking statements are based on management's assumptions and projections, and are sometimes identifiable by the use of the words, "expect to," "plan," "will," "believe" and words of similar predictive nature. Because management's assumptions and projections are based on anticipation of future events, you should not place undue emphasis on forward-looking statements, and you should recognize that those statements are effective only as of the date of this release. You should anticipate that our actual performance may vary from those projections, and variations may be material and adverse. You should not rely solely on forward looking statements in evaluating an investment or prospective investment, and you should consider all uncertainties and risks discussed in the filings of PremierWest Bancorp with the Securities and Exchange Commission ("SEC"). Other risks that may cause our results to differ materially and adversely from management's expectations discussed here are general economic conditions in our market area and broader economic changes regionally and nationally, as well as the effect of bank regulatory changes. PremierWest undertakes no obligation to update any forward-looking statements contained herein.

--------------------------------------------------------------------------------
CONTACT: PREMIERWEST BANCORP

------------------------------------- ----------------------------------- -----------------------------------
John Anhorn                           Rich Hieb                           Tom Anderson
------------------------------------- ----------------------------------- -----------------------------------
President & CEO                       Executive Vice President & COO      Senior Vice President & CFO
------------------------------------- ----------------------------------- -----------------------------------
(541) 618-6020                        (541) 618-6020                      (541) 282-5190
------------------------------------- ----------------------------------- -----------------------------------
John.Anhorn@PremierWestbank.com       Rich.Hieb@PremierWestBank.com       Tom.Anderson@PremierWestBank.com
------------------------------------- ----------------------------------- -----------------------------------

PREMIERWEST BANCORP
FINANCIAL HIGHLIGHTS

(All amounts in 000's, except per share data)
(Unaudited)
EARNINGS AND PER SHARE DATA                                                                    FOR THE THREE
                                                                                               MONTHS ENDED
FOR THE THREE MONTHS ENDED                                                                     SEPTEMBER 30
DECEMBER 31                                 2003         2002         CHANGE       % CHANGE        2003         CHANGE    % CHANGE
                                        ------------ ------------ ------------- ------------ ---------------- ---------- ----------
Interest income                             $ 7,838      $ 8,054        $ (216)       -2.7%          $ 8,169     $ (331)     -4.1%
Interest expense                              1,418        1,913          (495)      -25.9%            1,538       (120)     -7.8%
                                        ------------ ------------ -------------              ---------------- ----------
Net interest income                           6,420        6,141           279         4.5%            6,631       (211)     -3.2%
Provision for possible loan losses              300          225            75        33.3%              300          -       0.0%
Non-interest income                           1,349        1,606          (257)      -16.0%            1,599       (250)    -15.6%
Non-interest expense                          5,075        5,597          (522)       -9.3%            5,464       (389)     -7.1%
                                        ------------ ------------ -------------              ---------------- ----------
Pre-tax income                                2,394        1,925           469        24.4%            2,466        (72)     -2.9%
Provision for income taxes                      802          645           157        24.3%              824        (22)     -2.7%
                                        ------------ ------------ -------------              ---------------- ----------

Net income                                  $ 1,592      $ 1,280         $ 312        24.4%          $ 1,642      $ (50)     -3.0%
                                        ============ ============ =============              ================ ==========

Basic earnings per share                     $ 0.13       $ 0.11        $ 0.02        18.2%            $0.13        $ -       0.0%
                                        ============ ============ =============              ================ ==========
Diluted earnings per share                   $ 0.12       $ 0.10        $ 0.02        20.0%            $0.13    $ (0.01)     -7.7%
                                        ============ ============ =============              ================ ==========

Average shares outstanding--basic        12,631,933   12,144,151       487,782         4.0%       12,157,282    474,651       3.9%
Average shares outstanding--diluted      12,805,879   12,194,030       611,849         5.0%       12,292,065    513,814       4.2%

FOR THE TWELVE MONTHS ENDED DECEMBER 31

Interest income                            $ 31,779     $ 32,298        $ (519)       -1.6%
Interest expense                              6,391        8,502        (2,111)      -24.8%
                                        ------------ ------------ -------------
Net interest income                          25,388       23,796         1,592         6.7%
Provision for possible loan losses            1,200        1,037           163        15.7%
Non-interest income                           5,880        5,552           328         5.9%
Non-interest expense                         21,041       21,739          (698)       -3.2%
                                        ------------ ------------ -------------
Pre-tax income                                9,027        6,572         2,455        37.4%
Provision for income taxes                    3,024        2,169           855        39.4%
                                        ------------ ------------ -------------
Net income before cumulative effect of an
accounting change                             6,003        4,403         1,600        36.3%

Cumulative effect of an accounting change,
net of tax                                      -            (99)           99
                                        ------------ ------------ -------------
Net income                                  $ 6,003      $ 4,304       $ 1,699        39.5%
                                        ============ ============ =============

Basic earnings per share                     $ 0.49       $ 0.36        $ 0.13        36.1%
                                        ============ ============ =============
Diluted earnings per share                   $ 0.49       $ 0.36        $ 0.13        36.1%
                                        ============ ============ =============

Per share cumulative effect of an accounting
change, net of tax                           $  -        $ (0.01)       $ 0.01
                                        ============ ============ =============
Basic earnings per share                     $ 0.49       $ 0.35        $ 0.14        40.0%
                                        ============ ============ =============
Diluted earnings per share                   $ 0.49       $ 0.35        $ 0.14        40.0%
                                        ============ ============ =============

Average shares outstanding--basic        12,271,546   12,091,491       180,055         1.5%
Average shares outstanding--diluted      12,363,205   12,170,767       192,438         1.6%

BALANCE SHEET                                                                           BALANCE SHEET AT
AT DECEMBER 31                          2003         2002        CHANGE     % CHANGE   SEPTEMBER 30, 2003    CHANGE     % CHANGE
                                  -------------- ------------ ----------- ----------- -------------------- ---------- ------------
Fed funds sold and investments     $     56,548   $   55,987   $     561        1.0%   $        80,465      $(23,917)      -29.7%
                                  -------------- ------------ -----------             -------------------- ----------
Gross loans                             458,438      397,112      61,326       15.4%           425,216        33,222         7.8%
Reserve for loan losses                  (5,466)      (4,838)       (628)      13.0%            (5,367)          (99)        1.8%
                                  -------------- ------------ -----------             -------------------- ----------
Net loans                               452,972      392,274      60,698       15.5%           419,849        33,123         7.9%
Other assets                             61,801       66,823      (5,022)      -7.5%            58,922         2,879         4.9%
                                  -------------- ------------ -----------             -------------------- ----------
Total assets                       $    571,321   $  515,084   $  56,237       10.9%   $       559,236      $ 12,085         2.2%
                                  ============== ============ ===========             ==================== ==========
Fed funds sold and investments
Non-interest-bearing deposits      $    121,467   $   91,611   $  29,856       32.6%   $       109,434      $ 12,033        11.0%
Interest-bearing deposits               354,279      336,726      17,553        5.2%           361,326        (7,047)       -2.0%
                                  -------------- ------------ -----------             -------------------- ----------
Total deposits                          475,746      428,337      47,409       11.1%           470,760         4,986         1.1%
Borrowings                               26,458       33,737      (7,279)     -21.6%            29,738        (3,280)      -11.0%
Other liabilities                         4,366        3,838         528       13.8%             5,118          (752)      -14.7%
Stockholders' equity                     64,751       49,172      15,579       31.7%            53,620        11,131        20.8%
                                  -------------- ------------ -----------             -------------------- ----------
Total liabilities and
stockholders' equity               $    571,321   $  515,084   $  56,237       10.9%   $       559,236      $ 12,085         2.2%
                                  ============== ============ ===========             ==================== ==========

Period end shares outstanding (1)    13,124,526   12,145,937     978,589        8.1%        12,161,026       963,500         7.9%
Book value per share                     $ 4.93       $ 4.05      $ 0.88       21.8%            $ 4.41          0.52        11.8%

Allowance for loan losses:
    Balance beginning of period    $      4,838   $    4,825   $      13        0.3%   $         4,838      $     -         0.0%
         Provision for loan losses        1,200        1,037         163       15.7%               900           300        33.3%
         Net (charge-offs) recoveries      (572)      (1,024)        452      -44.1%              (371)         (201)       54.2%
                                  -------------- ------------ -----------             -------------------- ----------
Balance end of period              $      5,466   $    4,838   $     628       13.0%   $         5,367      $     99         1.8%
                                  ============== ============ ===========             ==================== ==========

Non-performing assets:
   Non-performing loans            $        400   $    3,469   $  (3,069)     -88.5%   $         1,177      $   (777)      -66.0%
   Real estate owned                      1,511           85       1,426     1677.6%             1,142           369        32.3%
                                  -------------- ------------ -----------             -------------------- ----------
Total non-performing assets        $      1,911   $    3,554   $  (1,643)     -46.2%   $         2,319      $   (408)      -17.6%
                                  ============== ============ ===========             ==================== ==========

Notes:
(1) 2003 amount includes 11,000 shares of preferred stock issued November 17, 2003 as if converted into common stock at a conversion ratio of 87.5 to 1 for a total of 962,500 common shares.

                                                                                           FOR THE THREE
AVERAGE BALANCE SHEET                                                                       MONTHS ENDED
FOR THE THREE MONTHS ENDED DECEMBER 31    2003         2002        CHANGE     % CHANGE   SEPTEMBER 30, 2003    CHANGE     % CHANGE
                                    -------------- ------------ ----------- ----------- -------------------- ---------- ------------
Average fed funds sold and investments   $ 68,175     $ 64,068     $ 4,107         6.4%          $ 77,001    $ (8,826)      -11.5%
Average loans, gross                      439,293      392,770      46,523        11.8%           418,860      20,433         4.9%
Average total assets                      561,467      516,130      45,337         8.8%           545,864      15,603         2.9%
Average non-interest-bearing deposits     111,400       91,647      19,753        21.6%           103,957       7,443         7.2%
Average interest-bearing deposits         358,129      338,118      20,011         5.9%           354,323       3,806         1.1%
Average total deposits                    469,529      429,765      39,764         9.3%           458,280      11,249         2.5%
Average total borrowings                   27,053       34,176      (7,123)      -20.8%            29,471      (2,418)       -8.2%
Average stockholders' equity               59,204       48,486      10,718        22.1%            52,996       6,208        11.7%

FOR THE TWLEVE MONTHS ENDED DECEMBER 31

Average fed funds sold and investments   $ 72,752     $ 64,264     $ 8,488        13.2%
Average loans, gross                      414,623      380,068      34,555         9.1%
Average total assets                      538,870      497,036      41,834         8.4%
Average non-interest-bearing deposits     100,698       85,524      15,174        17.7%
Average interest-bearing deposits         349,022      338,562      10,460         3.1%
Average total deposits                    449,720      424,086      25,634         6.0%
Average total borrowings                   30,834       23,410       7,424        31.7%
Average stockholders' equity               53,464       47,129       6,335        13.4%

SELECTED FINANCIAL RATIOS
 (annualized)

                                                                                                   FOR THE THREE
                                                                                                   MONTHS ENDED
FOR THE THREE MONTHS ENDED DECEMBER 31                 2003           2002          CHANGE      SEPTEMBER 30, 2003       CHANGE
                                                  -------------  --------------  -----------  ----------------------  -----------
Yield on average gross loans (1)                         6.81%           7.62%        (0.81)                  7.42%        (0.61)
Yield on average investments (1)                         2.72%           4.14%        (1.42)                  2.56%         0.16
Total yield on average earning assets (1)                6.26%           7.13%        (0.87)                  6.66%        (0.40)
Cost of average interest bearing deposits                1.36%           1.98%        (0.62)                  1.50%        (0.14)
Cost of average borrowings                               2.91%           2.84%         0.07                   2.89%         0.02
Total cost of average deposits and borrowings            1.14%           1.65%        (0.51)                  1.26%        (0.12)
Net interest spread                                      5.12%           5.48%        (0.36)                  5.40%        (0.28)
Net interest margin (1)                                  5.14%           5.46%        (0.32)                  5.42%        (0.28)

Return on average equity                                10.76%          10.56%         0.20                  12.39%        (1.63)
Return on average assets                                 1.13%           0.99%         0.14                   1.20%        (0.07)

Efficiency ratio (2)                                    65.32%          72.25%        (6.92)                 66.39%        (1.07)

FOR THE TWLEVE MONTHS ENDED DECEMBER 31

Yield on average gross loans (1)                         7.24%           7.79%        (0.55)
Yield on average investments (1)                         2.94%           4.76%        (1.82)
Total yield on average earning assets (1)                6.60%           7.35%        (0.75)
Cost of average interest bearing deposits                1.58%           2.31%        (0.73)
Cost of average borrowings                               2.82%           2.94%        (0.12)
Total cost of average deposits and borrowings            1.33%           1.90%        (0.57)
Net interest spread                                      5.27%           5.45%        (0.18)
Net interest margin (1)                                  5.29%           5.44%        (0.15)

Net charge-offs to average loans                         0.14%           0.27%        (0.13)
Allowance for loan losses to loans                       1.19%           1.21%        (0.02)
Allowance for loan losses to non-performing loans     1366.50%         139.46%     1,227.04
Non-performing loans to total loans                      0.09%           0.87%        (0.78)
Non-performing assets to total assets                    0.33%           0.69%        (0.36)

Return on average equity                                11.23%           9.13%         2.10
Return on average assets                                 1.11%           0.87%         0.24

Efficiency ratio (2)                                    67.29%          74.07%        (6.78)

Notes:
(1) Tax equivalent at a 34% rate
(2) Non-interest expense divided by net interest income plus non-interest income
--------------------------------------------------------------------------------